INDEPENDENT AUDITORS' CONSENT





The Board of Trustees
American Century Target Maturities Trust:



We consent to the use of our report dated November 3, 1997 included in your registration statement.




/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
January 28, 1999